                                                                      Exhibit 23

                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------

The Board of Directors of
J. C. Penney Funding Corporation:

We consent to incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-45536, 33-28390, 33-59666, 33-66070, 33-66072, 333-13949, 333-
22627, 333-22607, 333-33343, 333-27329, 333-71237) and Form S-3 (No. 333-57019)
of J. C. Penney Company, Inc. of our report dated February 22, 2001, relating to the balance sheets of J. C. Penney Funding Corporation as of January 27, 2001 and January 29, 2000, and the related statements of income, reinvested earnings, and cash flows for each of the years in the three-year period ended January 27, 2001, which report appears in the 2000 Annual Report of J. C. Penney Funding Corporation and is incorporated by reference in the Annual Report on Form 10-K of J. C. Penney Funding Corporation for the year ended January 27, 2001.

                                                       /s/ KPMG LLP

Dallas, Texas
April 24, 2001